UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2008

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

e)  Effective September 10, 2008, Energy XXI (Bermuda) Limited (the “Company”) entered into new Employment Agreements (the “Employment Agreements”) between the Company and (1) its Chairman and Chief Executive Officer, John D. Schiller, Jr., (2) its President and Chief Operating Officer, Steven A. Weyel, and (3) its Chief Financial Officer, David West Griffin.  The Employment Agreements each have substantially the same terms and conditions.  Among other things, the Employment Agreements each provide for: (i) an initial term of three years that automatically renews each day such that the remaining term is always three years; (ii) annual salary to be determined periodically by the Remuneration Committee; (iii) annual cash bonus in amounts to be determined by the Remuneration Committee; (iv) participation in the Company’s equity incentive plans; (v) additional benefits, including reimbursement of business and entertainment expenses, paid vacation, company-provided use of a car (or a car allowance), life insurance, certain health and country club memberships, and participation in other of the Company’s benefits, plans or programs that may be available to other executive employees of the Company from time to time; and (vi) severance benefits upon the termination of the Employment Agreement.

The above description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	EXECUTIVE EMPLOYMENT AGREEMENT - John D. Schiller, Jr.

10.2	EXECUTIVE EMPLOYMENT AGREEMENT - Steven A. Weyel

10.3	EXECUTIVE EMPLOYMENT AGREEMENT - David West Griffin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: September 11, 2008	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	EXECUTIVE EMPLOYMENT AGREEMENT - John D. Schiller, Jr.

10.2	EXECUTIVE EMPLOYMENT AGREEMENT - Steven A. Weyel

10.3	EXECUTIVE EMPLOYMENT AGREEMENT - David West Griffin